Exhibit 5.1


                            ROGERS & WELLS
                            200 Park Avenue
                       New York, New York 10166
                            (212) 878-8000
                          FAX (212) 878-8375

LONDON                     WASHINGTON, D.C.                   FRANKFURT
PARIS                                                              HONG KONG




                                 November 11, 1997


Pepsi-Cola Puerto Rico Bottling Company
Carretera #865, Km 0.4
Barrio Candelaria Arenas
Toa Baja, Puerto Rico  00949

Dear Sirs:

     We have acted as counsel to Pepsi-Cola Puerto Rico Bottling Company, a corporation organized under the laws of the State of Delaware (the "Company"). We have participated in the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration of 2,516,667 shares of Class B Common Stock, par value $0.01 per share (the "Shares") of the Company which may be issued upon the exercise of options granted by the Company to certain directors and employees under the Pepsi-Cola Puerto Rico Bottling Company Qualified Stock Option Plan, Non-Qualified Stock Option Plan and Stock Option Agreement dated October 15, 1996 (collectively, the "Plans").

     We have examined such corporate records and documents relating to the Company and such questions of law as we have considered relevant and necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the options and the Plans, will be duly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /S/ ROGERS & WELLS


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